UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2021

Cinemark USA, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	033-47040	75-2206284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Notes Offering

On June 15, 2021, Cinemark USA, Inc. (“Cinemark USA”), a wholly-owned subsidiary of Cinemark Holdings, Inc. (“Cinemark Holdings”), completed the offering (the “Offering”) of $765 million aggregate principal amount of its 5.25% Senior Notes due 2028 (the “Notes”). The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been, and are not required to be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities or blue sky laws or foreign securities laws. The Notes were issued pursuant to an indenture (the “Indenture”) dated June 15, 2021 among Cinemark USA, certain subsidiary guarantors of Cinemark USA (the “Guarantors”) and Wells Fargo Bank, N.A., a national banking corporation, as trustee. The net proceeds from the Offering, together with cash on hand, will be used to redeem all of Cinemark USA’s outstanding 4.875% Senior Notes due 2023 and to pay fees and expenses related to the Offering and the Redemption (as defined below).

Cinemark USA’s obligations under the Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by the Guarantors that guarantee, assume or in any other manner become liable with respect to any indebtedness of Cinemark USA or any Guarantor. If Cinemark USA cannot make payments on the Notes when they are due, the Guarantors must make them instead.

The Notes and the guarantees will be Cinemark USA’s and the Guarantors’ senior unsecured obligations and (i) rank equally in right of payment to Cinemark USA’s and the Guarantors’ existing and future senior debt, including borrowings under Cinemark USA’s Credit Agreement (as defined below) and Cinemark USA’s existing senior notes, (ii) rank senior in right of payment to Cinemark USA’s and the Guarantors’ future subordinated debt, (iii) are effectively subordinated to all of Cinemark USA’s and the Guarantors’ existing and future secured debt, including all obligations under Cinemark USA’s Credit Agreement and Cinemark USA’s 8.750% senior secured notes due 2025, in each case to the extent of the value of the collateral securing such debt, (iv) are structurally subordinated to all existing and future debt and other liabilities of Cinemark USA’s non-guarantor subsidiaries, and (v) are structurally senior to the 4.50% convertible senior notes due 2025 issued by Cinemark Holdings.

The Notes will mature on June 15, 2028. Pursuant to the Indenture, interest on the Notes accrues at a rate of 5.25% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2022.

Cinemark USA has the option to redeem all or a part of the Notes at any time on or after July 15, 2024 at redemption prices specified in the Indenture. In addition, prior to July 15, 2024, Cinemark USA may redeem up to 40% of the aggregate principal amount of Notes with funds in an amount equal to the net proceeds of certain equity offerings at a redemption price equal to 105.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, so long as at least 60% of the principal amount of the Notes issued under the Indenture (including any additional notes) remains outstanding immediately after each such redemption. Prior to July 15, 2024, Cinemark USA has the option to redeem all or any portion of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest on the Notes, if any, plus a make-whole premium.

The Indenture limits Cinemark USA’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) engage in certain transactions with affiliates; (v) grant or assume certain liens; and (vi) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of important qualifications and exceptions as described in the Indenture. Additionally, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), Cinemark USA must offer to repurchase all of the Notes for a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to the repurchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

Ninth Amendment to Credit Agreement

On June 15, 2021, Cinemark USA entered into the Ninth Amendment (the “Amendment”), which amended and modified the Amended and Restated Credit Agreement dated as of December 18, 2012, among Cinemark Holdings, Cinemark USA, the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”) to, among other things, extend the revolving credit termination date from November 28, 2022 to November 28, 2024.

The description of the Amendment herein is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On May 21, 2021, Wells Fargo Bank, N.A., as trustee for the 4.875% Notes (as defined below) (the “Trustee”), sent a conditional notice of optional redemption on behalf of Cinemark USA to the holders of the 4.875% Notes, electing to redeem (the “Redemption”) $755,000,000 in aggregate principal amount of Cinemark USA’s outstanding 4.875% Senior Notes due 2023 (the “4.875% Notes”), which represents all 4.875% Notes that will be outstanding as of the Redemption Date (as defined below). In connection therewith, on June 15, 2021, Cinemark USA deposited with the Trustee funds sufficient to redeem all 4.875% Notes outstanding on June 21, 2021 (the “Redemption Date”). The redemption payment (the “Redemption Payment”) included approximately $755,000,000 of outstanding principal at the redemption price equal to 100.000% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date. Upon deposit of the Redemption Payment with the Trustee on June 15, 2021, the indenture governing the 4.875% Notes was fully satisfied and discharged. The 4.875% Notes, which bore interest at 4.875% per year, were scheduled to mature on June 1, 2023.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of June 15, 2021, among Cinemark USA, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

10.1	Ninth Amendment to the Amended and Restated Credit Agreement, dated as of June 15, 2021, by and among Cinemark Holdings, Inc., Cinemark USA, Inc., the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.

Date: June 15, 2021	By:	/s/ Michael D. Cavalier
		Name:	Michael D. Cavalier
		Title:	Executive Vice President - General Counsel and Secretary